UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 15, 2011

NetREIT, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND (State of other jurisdiction of incorporation)	000-53673 (Commission File Number)	33-0841255 (I.R.S. Employer Identification No.)
1282 Pacific Oaks Place Escondido, California 92029 (Address of principal executive offices) (Zip Code)
(760) 471-8536 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 15, 2011, NetREIT, Inc., a Maryland corporation (“Company”) announced it had entered into a Commercial Property Purchase Agreement & Joint Escrow Instructions (“Agreement”) and completed the acquisition of the Sunrise Self-Storage facility (“Property”) located at 16730 Walnut Street in Hesperia, California for the sum of Two Million Two Hundred Thousand Dollars ($2,200,000) not including customary closing costs.  The Company completed the acquisition of the Property in an all cash transaction.

The Property is located on the northwest corner of Walnut Street and “C” Avenue within a mixed commercial and industrial area of Hesperia, California.  The Property was built in 1985 and 1989 and consists of fourteen (14) one and two-story buildings comprising approximately 97,236 square feet on a 4.93 acre parcel.  The acquisition of the Property represents the sixth self-storage facility acquired by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT, Inc.
Date: December 21, 2011	By:	/s/ Kenneth W. Elsberry
Kenneth W. Elsberry,
Chief Financial Officer